UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2011

NEW AMERICA ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54243
(Commission File Number)

N/A
(IRS Employer Identification No.)

5614C Burbank Road SE,
Calgary, Alberta, T2H 1Z4
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 1-800-508-6149
_____________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On May 31, 2011, New America Energy Corp., (“us”, “we”, “our”) entered into a property acquisition agreement with GeoXplor Corp.  Pursuant to the terms of the agreement, we acquired an option, as well as exploration rights, in certain unpatented mining claims located in Clayton Valley, Nye County, Nevada.  We agreed to provide the following payments and other consideration to GeoXplor:

•	$75,000 on May 31, 2011 (already paid);

•	$100,000 on May 31, 2012;

•	$100,000 on May 31, 2013;

•	$100,000 on May 31, 2014;

•	500,000 shares of our common stock on execution of the agreement (already issued);

•	500,000 shares of our common stock on or before the date one year from the date of the agreement;

•	500,000 shares of our common stock on or before the date two years from the date of the agreement; and

•	500,000 shares of our common stock on or before the date three years from the date of the agreement; and

•	A 3.0% net smelter royalty on all net revenue derived from production from the Nye County Property.

We have also committed to a 4 year work program of no less than $1,000,000 with $100,000 to be spent in the first year, $200,000 during the second year, $300,000 during the third year and $400,000 during the fourth year.

If we are unable to make any of the share issuances or payments under the agreements with GeoXplor, the property rights would revert to GeoXplor.
Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:
Exhibit No.	Description
10.1	Property Purchase Agreement with GeoXplor Corp dated May 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AMERICA ENERGY CORP.

/s/ Rick Walchuk
Rick Walchuk
President

Date: June 7, 2011